Exhibit 10.3

TECHNOLOGY TRANSFER AGREEMENT

THIS TECHNOLOGY TRANSFER AGREEMENT is made on this 1st day of September 2006 in connection with Sales and Exclusivity Contract entered on 30th June 2006

BETWEEN

SEBUKU NUSANTARA INDONESIA PERKASA, a company incorporated in Indonesia, having its address at Anggrek Complex, Tower 5, 27/F6, Suit 27-D, Jalan Let Jen S Parman, KAV 21, Slipi-Jakarta 11470, Indonesia (hereinafter referred to as the “Buyer”);

AND

TIAN AGRO-TECHNOLOGY LTD, a company incorporated in the British Virgin Islands, having its business address at 50 Collyer Quay #01-02 Overseas Union House, Singapore 049321 (hereinafter referred to as “Supplier”);

WHEREAS

A.

Supplier has cultivated a certain specie of eucalyptus (hereinafter the “Specie”) and possesses the technology, know-how and expertise that would enhance the growth and improve the overall quality of the said Specie;

B.

Supplier has warranted that the Specie would have certain growth rate and qualities;

C.

Supplier and Buyer had on 30th June 2006 entered into Sales and Exclusivity Contract for the supply of the said Specie of eucalyptus and Fertilizer to Indonesia, and Buyer will now seek a bigger role and involvement in the agro-technology industry;

D.

Supplier would like to charge both an one-time plantation technology transfer fee to Buyer for the transferring the technology, know-how and expertise in eucalyptus tree plantation management and to receive royalty from Buyer for exploitation of the technology.

Technology Transfer Agreement

NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements, and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Supplier hereto intending to be legally bound, HEREBY AGREE as follows

1.

LICENSE OF PLANTATION MANAGEMENT TECHNOLOGY

1.1

Supplier grants and agrees to grant and transfer to Buyer an exclusive license for use of the plantation management technology that would enhance the growth and improve the overall quality of the Specie specified in Appendix A of the agreement dated 30th June 2006. This license only applies to latest discovery in eucalyptus plantation management, new forestry methods, field trial findings by Supplier related to this Specie.

1.2

Buyer have signed an earlier agreement dated 30 June 2006 for an exclusive rights to represent and sell saplings and fertilizer from Supplier in Indonesia. Buyer believes it is in its own strategic interest and long-term economic consideration to buy plantation management technology from Supplier for the country of Indonesia.

2.

TECHNOLOGY TRANSFER FEE

2.1

Buyer will pay Supplier a one-time, non-refundable, non-creditable technology license fee of United States Dollar Twenty Million (US$20,000,000/-) due and payable prior to first shipment of saplings of the said Specie. It is further agreed that the Supplier will not have liability or be required to repay this Technology Transfer fee in event of termination of contract under Section 11. The Buyer also confirms that delivery of these saplings will be delayed till further confirmation from themselves, after completion of Training Workshop for its operations executives (mentioned in pt 2.2) and completion of laboratory and nursery facilities in Indonesia. Supplier hereby agrees not to charge Buyers for storage and safe-keeping of these saplings.

Technology Transfer Agreement

2.2

Supplier, in consideration of this fee, will provide training of at least 6 operation executives from Buyer in all the processes and technology of Genetically Engineered Eucalyptus Technology (GEET). The training workshop, which will involve all operational aspect of seed technology, sapling growing, fertilizer mix and usage, planting, growing and process shall be practical and at ground of Supplier’s plantation. It shall be for a minimal of 4 weeks and completion of training will render complete, Supplier’s fulfillment of transfer of technology to Buyer. The timing of the Training Workshop will be agreed by both Buyer and Supplier. In view of potential delay in Buyer forming a team for the workshop Buyer is agreeable to Supplier treating the contract as being fulfilled, and to make provision for conducting the workshop at a later date for the Buyer.

2.3

Supplier is agreeable to provide further training to other executives from Buyer’s company, should there be request for such program. Such program shall be chargeable at standard industry rate.

2.4

Buyer will pay Supplier USD 10 cents for every seed that Supplier deliver to Buyer, and amount will be use for estimation and calculation of royalty payment to Supplier, agreed at USD 10cents for every sapling Buyer sold to 3rd parties under this technology transfer program, and corresponding USD 10cts and USD 20cents for recommended portion of basic and mixed fertilizer. Buyer will inform Supplier when entering into negotiation with 3rd parties and when contracts are signed. All payments must be made by end of quarter from the close of each financial year. Buyer will allow for inspection of its account books by an international auditor appointed by the Supplier and books shall be available for inspection ninty (90) days from close of its financial year.

3.

DISCLOSURE

3.1

Buyer is authorized by Supplier to reveal to any third party as they deem necessary, or as may be required by law, the inclusion of Supplier technology and know-how in management and/or operation of eucalyptus plantation in Indonesia. Buyer will advise Supplier when a third party has been disclosed.

3.2

With at least sixty (60) days prior written notice to Supplier, Buyer may make a public announcement of the fact that Supplier technology is incorporated into Buyer products.

3.3

The specific details of this Agreement will not be shared by either party without the written consent of the other party.

Technology Transfer Agreement

4.

MARKETING

4.1

Buyer is under no obligation to use the Supplier’s products and technologies, however, it is understood that it is Buyer’s intention to use Supplier’s technology.

4.2

Buyer, once it has commenced use of Supplier’s technology, shall give Supplier a minimum of sixty (60) days prior written notice before discontinuing their use.

5.

SIMILIAR TECHNOLOGIES

5.1

Nothing herein shall be construed as preventing either party from obtaining from third parties or developing or having developed technologies similar in function to those provided hereunder by the other party, without reliance upon any intellectual property rights of the other party.

6.

WARRANTS

6.1

Supplier warrants that it has all rights necessary to grant to Buyer the rights and licenses granted herein.

6.2

THE FOREGOING WARRANTIES ARE THE SOLE AND EXCLUSIVE WARRANTIES GIVEN BY SUPPLIER PARTY IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED, AND SUPPLIER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.

INDEMNIFICATION

7.1

Each party will defend, indemnify, and hold harmless the other party against any claim that any produce, products or technologies (collectively, "Products") as delivered by Supplier to Buyer directly infringe any third party's patent, copyright or trade secret.

7.2

A party's obligation to defend, indemnify and hold harmless the other party will be subject to the following terms and conditions:

(a)

The obligation will arise only if the indemnified party gives the indemnifying party prompt notice of the infringement claim and grants the indemnifying party, in writing, exclusive control           over its defense and settlement;

Technology Transfer Agreement

(b)

The obligation will cover only the Products as delivered by Supplier to Buyer, and not to any correction, modification, or addition made by anyone, whether with or without authorization, where the product without such correction, modification or addition would not infringe;

(c)

The obligation will not cover (i) any claim based on the use of any of the Products to practice a process or the furnishing of any information, service, or technical support, or (ii) any claim that any of the Products infringes any third party's rights as used in combination with any products not supplied by the party which supplied the Products, if that claim could have been avoided by the use of the Product without combination with other products;

(d)

Should a party's use of any such Products or any part thereof be enjoined, or in the event that the party supplying Products desires to minimize its liability hereunder, the supplying party will, at its option and expense: (i) procure a license from the person claiming or likely to claim infringement; (ii) modify the Products, as appropriate, to avoid the claim of infringement, as long as       modification for this purpose does not materially impair the operation thereof; or (iii) substitute fully equivalent non-conforming Products for the infringing items. If none of the foregoing is feasible, either party may terminate this Agreement.

8.

PROTECTION OF OTHER CONFIDENTIAL INFORMATION

 8.1

Buyer understands that the technology, and the net lists provided hereunder (the "Materials") contain valuable proprietary and confidential information of Supplier and therefore agrees:

(a)

to use the Materials only in accordance with the terms of this Agreement;

(b)

to limit access to those employees who are directly involved in accomplishment of such purposes;

(c)

to include on all copies of Materials the copyright and proprietary information notices of Supplier;

(d)

to take appropriate action, by instruction, agreement, or otherwise, with any person having access to Materials to enable Supplier to satisfy its obligations under this Agreement;

(e)

to protect the Materials from disclosure using at least the same degree of care Supplier uses to protect its own information of similar nature and value.

Technology Transfer Agreement

9.

LIMITATION OF LIABILITY

9.1

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN     ADVANCE.

10.

TERM

10.1

This Agreement shall be effective from the date of this agreement first mentioned and shall terminate on the fifth anniversary thereof unless earlier terminated as set forth below.

11

TERMINATION

11.1

Causes for Termination

11.1.1    As provided in Section 10.

11.1.2

By only the non-breaching party on the thirtieth (30th) day after either party gives the other notice of a material breach by the other of any terms or conditions of this Agreement, unless the breach is cured prior to that day.

11.2

The Effect of Termination

11.2.1  All licenses granted the breaching party shall immediately terminate, provided that the rights of the purchasers of products incorporating the technology shall continue for such products purchased prior to termination of this Agreement.

11.2.2  All rights granted the breaching party to purchase the other party's technology, directly or indirectly, shall terminate immediately.

11.2.3  The breaching party shall have sixty (60) days in which to dispose of inventory containing the non-breaching parties' technology after which time the breaching party may not transfer such inventory to any third party.

11.2.4

All outstanding orders for the non-breaching party's technology, direct or indirect, shall be immediately canceled.

11.2.5  All provisions of this Agreement which by their nature should survive termination shall survive termination.

Technology Transfer Agreement

11.2.6  The breaching party shall, within thirty (30) days of termination, return to the other party all of the other party's information, documentation, and technology in its possession or under its control.

12.

GENERAL PROVISIONS

12.1

Neither party may assign any rights or delegate any duties under this Agreement by operation of law or otherwise without the other party's prior written consent, and any attempt to do so without that consent will be void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

12.2

This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties. No purchase order, invoice or similar document which is in conflict with or inconsistent with this Agreement will affect this Agreement even if accepted by the receiving party.

12.3

No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in a writing signed on behalf of the party against whom the waiver is asserted.

12.4

Neither party will have the right to claim damages or to terminate this Agreement as a result of the other party's failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, components, raw materials or supplies, war, riot, insurrection, epidemic, act of God, or governmental action not the fault of the non-performing party.

12.5

If any part of this Agreement is found invalid or unenforceable, that part will be enforced to the maximum extent permitted by law, and the remainder of this Agreement will remain fully in force.

12.6

This Supplementary Agreement, which are hereby incorporated by reference, represents the entire agreement between the parties relating to its subject matter and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral.

Technology Transfer Agreement

12.7

All notices, reports, requests, approvals, and other communications required or permitted under this Agreement must be in writing. They will be deemed given when (a) delivered personally, (b) sent by commercial overnight courier with written verification or receipt, (c) upon receipt or refusal of receipt if sent by registered or certified mail, postage prepaid or (d) facsimile onto confirmation of successful transmission. All communications must be sent to the receiving party's Initial Address for Notice on the signature pages or to any other address that the receiving party may have provided for purposes of notice by notice as provided in this paragraph.

12.8

In any suit to enforce this Agreement, the prevailing party will have the right to recover costs and reasonable fees of attorneys, accountants and other professionals, including costs and fees on appeal.

12.9

The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

12.10

The paragraph headings contained herein are for reference only and shall not be construed as substantive parts of this Agreement. The use of the singular or plural form shall include the other form, and the use of the masculine, feminine or neuter gender shall include the other genders.

12.11

In case of any conflicts between this Agreement and any prior agreements on the same subject, Purchase Orders, acceptances, correspondence, memoranda, listing sheets and other documents, this Agreement shall govern and prevail, and the conflicting terms and conditions of any such documents shall be deemed deleted and shall not be binding upon either party.

13.

CANCELLATION OF SALES AND EXCLUSIVITY AGREEMENT

13.1

This agreement will replace the Sales and Exclusivity Agreement signed by the two parties on 30 June 2006 and release both Buyer and Supplier from further liabilities arising from that agreement.

Technology Transfer Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Technology Transfer Agreement to be executed by their respective duly authorized representatives as of the date set forth above.

SUPPLIER

)

Signed, Sealed and Delivered by

)

ZHANG XIAO PING

)

For and on behalf of

)

TIAN AGRO-TECHNOLOGY LTD

)

)

Witness by

)

BUYER

)

Signed, Sealed and Delivered by

)

DATU AJUN BIN MELIYON

)

For and on behalf of

)

SEBUKU NUSANTARA INDONESIA PERKASA

)

)

Witness by

)

Technology Transfer Agreement